Exhibit 10.6

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on September 30, 2024, by and between Baird Medical Investment Holdings Limited (the “Issuer”), a Cayman Islands exempted company, and the undersigned subscriber (“Subscriber”).

WHEREAS, on June 26, 2023, the Issuer entered into a Business Combination Agreement with ExcelFin Acquisition Corp., a Delaware corporation (“SPAC”), and the other parties thereto, in substantially the form previously provided to Subscriber, providing for, among other transactions, the merger of a direct, wholly owned subsidiary of the Issuer with and into SPAC (as may be amended or supplemented from time to time, the “Transaction Agreement,” and the transactions contemplated by the Transaction Agreement, the “Transaction”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase such number of Series A convertible preferred shares, par value $0.0001 per share (the “Preferred Shares”) as is set forth on the signature page of this subscription agreement (the “Subscribed Shares”) of and from the Issuer at a price per Share of $10.00, in an aggregate purchase price as set forth on Subscriber’s signature page attached hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer; and

WHEREAS, on or about the date of this Subscription Agreement, the Issuer may be entering into other Subscription Agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and together with Subscriber, the “Subscribers”) in a form substantially similar to this Subscription Agreement, pursuant to which such Other Subscribers have agreed to purchase additional Preferred Shares on the closing date of the Transaction (the “Transaction Closing Date”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1      Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”).

Section 2      Closing.

(a)                   The consummation of the Subscription contemplated hereby (the “Closing”) shall occur upon the satisfaction (or valid waiver) by each of the parties hereto of the conditions set out in paragraphs (c) to (f) of this Section 2 (such date of Closing, the “Closing Date”).

(b)                   At least two (2) calendar days (inclusive of the date hereof) before the anticipated Closing Date, the Issuer shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) such anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Issuer. Prior to the Transaction Closing Date, Subscriber shall pay the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held in escrow by the Issuer until the Closing, and deliver to the Issuer such information as is reasonably requested in the Closing Notice in order for the Issuer to issue the Subscribed Shares to Subscriber or its nominee. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, at the Closing, the Issuer shall issue to Subscriber or its nominee the Subscribed Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws). At the Closing Date, the Purchase Price shall be considered to be released to the Issuer. In the event that the consummation of the Transaction does not occur by October 4, 2024, unless otherwise agreed to in writing by the Issuer and Subscriber, the Issuer shall return the Purchase Price to Subscriber by wire transfer of United States dollars in immediately available funds to an account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation, (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 6 herein, Subscriber shall remain obligated (A) to redeliver funds to the Issuer following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. Immediately upon the Closing, the Issuer shall issue the number of Subscribed Shares subscribed for by Subscriber. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

(c)                   The Closing shall be subject to the satisfaction, or valid waiver by each of the parties hereto, of the conditions that, on the Closing Date:

(i)	no suspension of the offering or sale or trading of the Issuer’s ordinary shares of a par value of

$0.0001 each (the “Ordinary Shares”) in any applicable jurisdiction, or initiation or threatening in writing of any proceedings for any such purposes, shall be deemed to have occurred;

(ii)	all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction pursuant to the Transaction Agreement or by the Closing itself, but subject to their satisfaction or valid waiver at the closing of the Transaction), and the closing of the Transaction shall occur substantially concurrently with or immediately following the Closing; and

(iii)	no court of competent jurisdiction shall have issued, enforced or entered any judgment or order which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby.

(d)                   In addition to the conditions set forth in Section 2(c), the obligation of the Issuer to consummate the Closing shall be subject to the satisfaction or valid waiver by the Issuer of the additional conditions that, on the Closing Date:

(i)	all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date); and

(ii)	Subscriber shall have performed, satisfied and complied with in all material respects all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(e)                   In addition to the conditions set forth in Section 2(c), the obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:

(i)	all representations and warranties of the Issuer contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), other than, in each case, failure to be true and correct that would not result, individually or in the aggregate, in an Issuer Material Adverse Effect;

(ii)	the Issuer shall have performed, satisfied or complied with, in each case, in all material respects, all covenants and agreements required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii)	no amendment, waiver, or modification of the Transaction Agreement (as the same exists on the date hereof as provided to Subscriber) shall have occurred that materially and adversely affects the economic benefits that Subscriber would receive under this Subscription Agreement; and

(iv)	the Issuer’s amended and restated memorandum and articles of association (as defined below), which shall substantially reflect the rights of the holders of the Preferred Shares as set forth in Annex A attached hereto, shall have been adopted by the Issuer under the laws of the Cayman Islands.

(f)                   Prior to or at the Closing, Subscriber shall deliver all such other information and shall take all such actions as is reasonably requested by the Issuer in order for the Issuer to issue the Subscribed Shares to Subscriber or its nominee.

Section 3      Issuer Representations and Warranties. The Issuer represents and warrants to Subscriber that:

(a)                   The Issuer (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have an Issuer Material Adverse Effect. For purposes of this Subscription Agreement, an “Issuer Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Issuer and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, financial condition, stockholders equity or results of operations of the Issuer and its subsidiaries, taken together as a whole (on a consolidated basis) or on the Issuer’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

(b)                   As of the date of this Subscription Agreement, the authorized share capital of the Issuer is US$50,000 divided into 500,000,000 shares of a nominal or par value of US$0.0001 each, out of which 29,411,765 Ordinary Shares are issued and outstanding. On or before the Closing Date, the authorized share capital of the Issuer shall be (i) increased from US$50,000 divided into 500,000,000 shares of a nominal or par value of US$0.0001 each, to US$75,000 divided into 750,000,000 shares of a nominal or par value of US$0.0001 each, by the creation of additional 250,000,000 shares of a nominal or par value of US$0.0001 each and (ii) immediately thereafter, re- classify and re-designate the authorised share capital of the Issuer such that the authorised share capital of the Issuer shall become US$75,000 divided into 500,000,000 ordinary shares of a nominal or par value of US$0.0001 each and 250,000,000 series A convertible preferred shares of a nominal or par value of US$0.0001 each. On the Closing Date, the Subscribed Shares will have been duly authorized and, when issued to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Subscribed Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of the Issuer’s then applicable memorandum and articles of association. The Ordinary Shares issuable upon conversion of the Subscribed Shares (the “Underlying Shares”) will be duly authorized and, when issued upon conversion of the Subscribed Shares, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under the Issuer’s then applicable memorandum and articles of association, by any contract to which the Issuer is a party or by which it is bound, or under the laws of its jurisdiction of incorporation. Except as set forth above and pursuant to the Other Subscription Agreements and the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any ordinary shares or other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests.

(c)                   This Subscription Agreement has been duly authorized, executed and delivered by the Issuer, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d)                   Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement contemplated by the Transaction Agreement, the Issuer has not entered into any side letter or similar agreement in connection with the Transaction with any Other Subscriber or any other investor in connection with such Other Subscriber’s or investor’s direct or indirect investment in the Issuer. Except for any alternative settlement procedures, eligibility for qualified purchasers to invest, and other than terms particular to the regulatory requirements of such investor or its affiliates or related funds, no Other Subscription Agreement includes terms and conditions that are materially more favorable to any such Other Subscriber than Subscriber hereunder. The Other Subscription Agreements have not been amended or modified and shall not be amended after the date hereof to provide for terms with respect to the subscription of the Preferred Shares that are materially more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement, unless such terms are also offered to Subscriber.

(e)                   Assuming the accuracy of the representations and warranties of Subscriber, the execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the Issuer with the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject; (ii) the constitutional documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have an Issuer Material Adverse Effect.

(f)                   The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, the Issuer is a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, an Issuer Material Adverse Effect.

(g)                   Assuming the accuracy of the representations and warranties of Subscriber, the Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including, except as set forth below, Nasdaq Capital Market (the “Stock Exchange”)) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Underlying Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to Section 5 below, (iii) those required by the U.S. Securities and Exchange Commission (the “Commission”) or Stock Exchange, including with respect to obtaining stockholder approval, (iv) those required to consummate the Transaction as provided under the Transaction Agreement, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) the failure of which to obtain would not be reasonably likely to have an Issuer Material Adverse Effect.

(h)                   As of their respective dates, all reports, statements, schedules, prospectuses or registration statements (collectively, the “SEC Reports”) filed by the Issuer with the Commission complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Issuer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Issuer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to Subscriber via the Commission’s EDGAR system. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports.

(i)            Except for such matters that would not have an Issuer Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Issuer, threatened in writing against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Issuer.

(j)            Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Issuer to Subscriber, and the Subscribed Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(k)            Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares.

(l)            The Issuer is not, and immediately after receipt of payment for the Preferred Share will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4      Subscriber Representations and Warranties. Subscriber represents and warrants to the Issuer that, except as disclosed in the SEC Reports:

(a)            Subscriber (i) if a corporate entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, incorporation or formation, or if a natural person, is of sound mind and has reached 18 years of age, and (ii) has the requisite power, capacity and authority to enter into and perform its obligations under this Subscription Agreement.

(b)            This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Issuer, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)            The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

(d)            At the time Subscriber was offered the Subscribed Shares, it was, and as of the date hereof, Subscriber is (i) an “accredited investor” (within the meaning of Rule 501 of Regulation D under the Securities Act) (an “Accredited Investor”) or a Qualified Institutional Buyer (as defined in 144A of the Securities Act) (a “QIB”), as indicated in the questionnaire attached as Annex B hereto (an “Investor Questionnaire”), (ii) an “institutional account”, as defined in FINRA Rule 4512(c) (an “Institutional Account”), (iii) a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the Transactions and (iv) acquiring the Subscribed Shares only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

(e)            Nature of Investment. Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares issued at the Closing have not been registered under the Securities Act. Subscriber understands that the Subscribed Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any share certificates (if any) or the register of members of the Issuer shall contain a legend or restrictive notation to such effect, and as a result of such restrictions, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges that Subscribed Preferred Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

(f)            Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Issuer. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Issuer, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer expressly set forth in this Subscription Agreement, and Subscriber hereby represents and warrants that it is relying exclusively on Subscriber’s own sources of information, investment analysis and due diligence (including professional advice such Subscriber deems appropriate) with respect to this offering of the Subscribed Shares, and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Subscriber acknowledges that certain information provided by the Issuer was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(g)            In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber and the Issuer’s representations warranties and covenants contained herein. Subscriber has not relied on any statements or other information provided by anyone other than the Issuer concerning the Issuer, the Transaction, the Subscribed Shares or the offer and sale of the Subscribed Shares. Subscriber acknowledges and agrees that Subscriber has received and has had an adequate opportunity to review such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Issuer and its subsidiaries and the Transaction, and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Shares. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed the Issuer’s SEC Reports with the Commission.

(h)            Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the Issuer, or their respective representatives or affiliates, and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer, or their respective representatives or affiliates. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i)            Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares and that it is able to fend for itself in the transactions contemplated by this Subscription Agreement. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges and agrees that neither the Issuer nor any of its affiliates has provided any tax advice to Subscriber or made any representations or warranties or guarantees to Subscriber regarding the tax treatment of its investment in the Subscribed Shares.

(j)            Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(k)            Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(l)            Subscriber is not, and is not owned or controlled by or acting on behalf of (in connection with this Transaction), a Sanctioned Person (as defined below). Subscriber is not an institution that accepts currency for deposit and that (a) has no physical presence in the jurisdiction in which it is incorporated or in which it is operating and (b) is unaffiliated with a regulated financial group that is subject to consolidated supervision (a “Shell Bank”) or providing banking services to a Shell Bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required by applicable law, it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors in Subscriber against Sanctions-related lists of blocked or restricted persons. Subscriber further represents and warrants that (a) the funds held by Subscriber and used to purchase the Subscribed Shares were not directly or indirectly derived from or related to any activities that may contravene U.S. federal, state or non-U.S. anti-money laundering, anti-corruption or Sanctions laws and regulations or activities that may otherwise be deemed criminal and (b) any returns from Subscriber’s investment will not be used to finance any illegal activities. For purposes of this Subscription Agreement, “Sanctioned Person” means at any time any person or entity with whom dealings are restricted, prohibited, or sanctionable under any Sanctions (as defined below), including as a result of being: (a) listed on any Sanctions-related list of designated or blocked or restricted persons; (b) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Subscription Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); or (c) a relationship of ownership, control, or agency with any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (b) the European Union and enforced by its member states, (c) the United Nations, (d) the United Kingdom and (e) the Cayman Islands.

(m)            Subscriber is not owned or controlled by or acting on behalf of (in connection with this Transaction), a person or entity resident in, or whose funds used to purchase the Subscribed Shares are transferred from or through, a country, territory or entity that (i) has been designated as non-cooperative with international anti- money laundering or counter terrorist financing principles or procedures by the United States or by an intergovernmental group or organization, such as the Financial Action Task Force, of which the United States is a member; (ii) is the subject of an advisory issued by the Financial Crimes Enforcement Network of the U.S. Department of the Treasury; or (iii) has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns (any such country or territory, a “Non-cooperative Jurisdiction”), or an entity or individual that resides or has a place of business in, or is organized under the laws of, a Non-cooperative Jurisdiction.

(p)            If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transactions provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on the Issuer or any of its affiliates (the “Transaction Parties”) as the Plan’s fiduciary or for advice, with respect to its decision to acquire and hold the Subscribed Shares , and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) none of the acquisition, holding and/or transfer or disposition of the Subscribed Shares will result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any similar law or regulation.

(q)            Subscriber, at the time of payment of the Purchase Price in accordance with Section 2, will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(r)            No broker or finder is entitled to any brokerage or finder’s fee or commission payable by Subscriber solely in connection with the sale of the Subscribed Shares to Subscriber based on any arrangement entered into by or on behalf of Subscriber.

Section 5      Additional Covenants.

(a)            The Subscribed Shares (and the Underlying Shares) may only be resold, transferred, pledged or otherwise disposed of in compliance with state and federal securities laws. The Issuer shall use commercially reasonable efforts to cause the removal of all restrictive legends from all Underlying Shares once the sale of the Underlying Shares has been registered under the Registration Statement upon the receipt of a representation by the holder that it will only sell such shares pursuant to (i) the Registration Statement or another an effective resale registration statement covering the holder’s resale of the Underlying Shares, which includes a prospectus that is current, and in the manner contemplated by such registration statement, and that the holder will not sell such Underlying Shares pursuant to such registration statement if it has received oral or written notice from the Issuer that use of the prospectus is suspended or that the prospectus otherwise may not be used for transfers of such shares or

(ii)	the requirements of Rule 144 under the Securities Act or otherwise in accordance with the Securities Act.

(iii)	The Issuer acknowledges and agrees that Subscriber may from time to time after the Closing pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Subscribed Shares (or the Underlying Shares) to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, Subscriber may transfer pledged or secured Subscribed Shares (or, following conversion, Underlying Shares) to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Issuer and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith; further, no notice shall be required of such pledge; provided that Subscriber and its pledgee shall be required to comply with other provisions of this Section 5 in order to effect a sale, transfer or assignment of the Subscribed Shares (or the Underlying Shares) to such pledgee. At Subscriber’s expense, the Issuer will execute and deliver such reasonable documentation as a pledgee or secured party of the Subscribed Shares may reasonably request in connection with a pledge or transfer of the Subscribed Shares (or Underlying Shares)

(iv)	The Subscriber agrees to the imprinting, so long as is required by this Section 5(a), of a legend on any of the Subscribed Shares (and any Underlying Shares) in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS.

(iii) Subject to Section 5(a) hereof, Subscriber agrees with the Issuer that Subscriber will only sell Subscribed Shares (and any Underlying Shares) pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that, if Subscribed Shares (or Underlying Shares) are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from instruments representing Subscribed Shares (or Underlying Shares) as set forth in this Section 6 is predicated upon the Issuer’s reliance upon this understanding.

(b)            Until the second (2nd) anniversary of the Closing Date, the Issuer covenants to maintain the registration of the Common Shares under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Issuer after the effective date of registration of the Common Shares pursuant to the Exchange Act.

(c)            The Issuer shall (a) by 9:30 a.m. ET on the first Business Day following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby (“Disclosure Time”), and (b) file a Current Report on Form 8-K, including the Transaction Agreement and the investor presentation provided to Subscriber, if any, or the material non-public information contained therein, as exhibits thereto, with the Commission within the time required by the Exchange Act. As of the time of the issuance of such press release, the Issuer represents to the Subscriber that it shall have publicly disclosed all material, non-public information delivered to the Subscriber by or on behalf of the Issuer or any of its respective officers, directors, employees or agents in connection with the transactions contemplated by this Subscription Agreement. Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of the Issuer (such consent not to be unreasonably withheld or delayed). Notwithstanding the foregoing, neither the Issuer nor Subscriber shall publicly disclose the name of any other party to this Subscription Agreement, or include the name of any other party in any filing with the Commission, any regulatory agency the Nasdaq, without the prior written consent of the party being disclosed, except to the extent such disclosure is required by applicable law, Commission, Nasdaq, regulations or at the request of any governmental or regulatory agency or as required by legal process, in which case (to the extent legally permissible) written notice of such disclosure permitted under this clause shall be made to the other party prior to or as soon as reasonably practicable following such disclosure.

(d)            No Other Subscription Agreements will be amended in any material respect following the date of this Subscription Agreement, and each Other Subscription Agreement will reflect the same Purchase Price per Preferred Share and terms that are not materially more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement.

(e)            Subscriber covenants that neither it, nor any affiliate acting on its behalf or pursuant to any understanding with it, has executed or will execute any purchases or sales of any of the Issuer’s securities during the period that commenced at the time that Subscriber first learned of the transactions contemplated hereunder and ending at such time that the transactions contemplated by this Subscription Agreement are first publicly announced pursuant to the initial press release as described in Section 5(c). Subscriber covenants that until such time as the transactions contemplated by this Subscription Agreement are publicly disclosed by the Issuer pursuant to the initial press release as described in Section 5(c), Subscriber will maintain the confidentiality of the existence and terms of the Transactions and the transactions contemplated hereby. Notwithstanding the foregoing and notwithstanding anything contained in this Subscription Agreement to the contrary, the Issuer expressly acknowledges and agrees that (i) Subscriber makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Issuer after the time that the transactions contemplated by this Subscription Agreement are first publicly announced pursuant to the initial press release as described in Section 5(c), and (ii) Subscriber shall not be restricted or prohibited from effecting any transactions in any securities of the Issuer in accordance with applicable securities laws from and after the time that the transactions contemplated by this Subscription Agreement are first publicly announced pursuant to the initial press release as described in Section 5(c).

(f)            The Issuer may request from Subscriber such additional information as the Issuer may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, and Subscriber shall provide such information to the Issuer upon such request, and provided that the Issuer agrees to keep confidential any such information provided by the Subscriber.

(g)            Subscriber hereby agrees that, from the date of this Subscription Agreement until the Closing Date, neither Subscriber nor any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber will engage in any Short Sales with respect to securities of the Issuer. For purposes of this Section 5(g), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares.

Section 6      Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of either party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the parties hereto to terminate this Subscription Agreement, or (c) if, on the Transaction Closing Date, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated, or (d) written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to October 4, 2024; provided, that nothing herein will relieve any party from liability for any intentional breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination thereof.

Section 7      Registration Rights.

(a)            The Issuer agrees that, within thirty (30) Business Days following the Closing Date (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense), a registration statement registering the resale of the Underlying Shares (the initial registration statement and any other registration statement that may be filed by the Issuer under this Section 7, the “Registration Statement”) on a delayed or continuous basis (determined as of two (2) Business Days prior to such filing), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the ninetieth (90th) calendar day (or the one hundred and twentieth (120th) calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing Date and (ii) the tenth (10th) Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided that if such day falls on a Saturday, Sunday or other day that the Commission is closed, the Effectiveness Date shall be extended to the next Business Day on which the Commission is open for business. The Issuer agrees that the Issuer will cause such Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain effective until the earlier of (i) two (2) years from the issuance of the Subscribed Shares, (ii) the date on which Subscriber ceases to hold the Subscribed Shares (or the Underlying Shares), the applicable Underlying Shares of which are covered by such Registration Statement, or (iii) the first date on which Subscriber can sell all of its Subscribed Shares (or Underlying Shares) under Rule 144 of the Securities Act without restriction, including without limitation, any volume or manner of sale restrictions and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). The Issuer’s obligations to include the Underlying Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Underlying Shares as shall be reasonably requested by the Issuer to effect the registration of the Underlying Shares (including disclosure of its beneficial ownership of the Subscribed Shares or the Underlying Shares, as determined in accordance with Rule 13d-3 of the Exchange Act), and shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Subscribed Shares or the Underlying Shares. Any failure by the Issuer to file the Registration Statement by the Filing Date or for the Registration Statement to be declared effective by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth in this Section 7. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the option, in its sole and absolute discretion, to either (i) have an opportunity to withdraw from the Registration Statement, in which case the Issuer’s obligation to register the Underlying Shares will be deemed satisfied, or (ii) be included as such in the Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the Common Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of Common Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Common Shares which is equal to the maximum number of Common Shares as is permitted by the Commission. In such event, the number of Common Shares to be registered for each selling stockholder named in the Registration Statement (including the number of Underlying Shares to be registered for Subscriber) shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Common Shares under Rule 415 under the Securities Act, the Issuer shall amend the Registration Statement or file a new Registration Statement to register such additional Common Shares (including the applicable Underlying Shares) and cause such amendment or Registration Statement to become effective as promptly as practicable. For purposes of this Section 7, “Common Shares” and “Underlying Shares” shall mean, as of any date of determination, the Common Shares or Underlying Shares, as applicable, and any other equity security of the Issuer issued or issuable with respect to such Common Shares or Underlying Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

(b)            In the case of the registration, qualification, exemption or compliance effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense, the Issuer shall:

(i)	except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions;

(ii)	advise Subscriber within three (3) Business Days:

(A)    of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(B)    when any amendment requested in (A) above has been filed with the Commission and when such amendment thereto has become effective,

(C)    of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(D)    of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Underlying Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E)    subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events listed above, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (A) through (C) above constitutes material, nonpublic information regarding the Issuer;

(iii)	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)	upon the occurrence of any event contemplated above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Underlying Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)	use its commercially reasonable efforts to cause all Underlying Shares to be listed on each securities exchange or market, if any, on which the Common Shares have been listed; and

(vi)	use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Underlying Shares contemplated hereby.

(c)            The Issuer may delay filing or suspend the use of any such registration statement (x) if it determines, upon advice of legal counsel, that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, (y) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of the Issuer’s Annual Report on Form 10-K for its first completed fiscal year, or (z) if the Issuer’s Board of Directors, upon advice of legal counsel, reasonably believes that such filing or use would materially affect a bona fide business or financing transaction of the Issuer or any of its subsidiaries, or would require premature disclosure of information that could materially adversely affect the Issuer (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay filing or suspend use of any registration statement on more than two occasions or for more than sixty (60) consecutive calendar days or more than ninety (90) total calendar days, in each case in any 12-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that it will (i) immediately discontinue offers and sales of the Underlying Shares under the Registration Statement until the Subscriber receives (A) (x) copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and (y) notice that any post-effective amendment has become effective or (B) notice from the Issuer that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by applicable law. If so directed by the Issuer, the Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion, destroy all copies of the prospectus covering the Underlying Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Underlying Shares shall not apply to (i) the extent the Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up. In addition to the removal of restrictive legends at the Subscriber’s request contemplated by Section 6(a)(iv), during any periods that a Registration Statement registering the resale of the Underlying Shares is effective, the Issuer shall, at its expense, cause the Issuer’s transfer agent to remove any restrictive legends on any Underlying Shares sold by the Subscriber within two (2) Business Days of the date that (i) such Underlying Shares are sold, (ii) the Subscriber notifies the Issuer of such sale and (iii) the Subscriber provides the Issuer with any customary representations in connection therewith. In connection therewith, if required by the Issuer’s transfer agent, the Issuer will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Underlying Shares without any such legend.

(d)            From and after the Closing, the Issuer shall indemnify, defend and hold harmless the Subscriber (to the extent a seller under the Registration Statement), and the officers, employees, affiliates, directors, partners, members, managers, investment advisors, attorneys and agents of the Subscriber, and each person, if any, who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (Subscriber and each of the foregoing, a “Subscriber Indemnified Party”), from and against any losses, judgments, claims, damages, liabilities or reasonable costs or expenses (including reasonable attorneys’ fees) (collectively, “Losses”), that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Issuer of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 8, except to the extent that such untrue or alleged untrue statements or omissions or alleged omissions are based solely upon information furnished in writing to the Issuer by a Subscriber Indemnified Party expressly for use therein. Notwithstanding the forgoing, the Issuer’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Issuer (which consent shall not be unreasonably withheld, delayed or conditioned).

(e)            From and after the Closing, Subscriber shall, severally and not jointly with any Other Subscriber, indemnify, defend and hold harmless the Issuer, and the officers, employees, affiliates, directors, partners, members, managers, attorneys and agents of the Issuer, and each person, if any, who controls the Issuer (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any Losses, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, to the extent that such untrue or alleged untrue statements or omissions or alleged omissions are based solely upon information regarding Subscriber furnished in writing to the Issuer by a Subscriber Indemnified Party expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Underlying Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld, delayed or conditioned).

(f)            If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 7 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(f) from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 7(f) shall be individual, not joint, and in no event shall the liability of the Subscriber under this Section 7(f) be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Underlying Shares giving rise to such indemnification obligation.

(g)            Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(h)            The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Subscribed Shares (or Underlying Shares) purchased pursuant to this Subscription Agreement.

Section 9 Miscellaneous.

(a)            All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when personally delivered (or, if delivery is refused, upon presentment) or received by email prior to 6:00 p.m. Eastern time on a Business Day and, if otherwise, on the next Business Day, (ii) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (iii) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(a). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 9(a).

(b)            Subscriber acknowledges that the Issuer will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Issuer acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Issuer agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Issuer set forth herein are no longer accurate in all material respects.

(c)            Each of the Issuer and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d)            Each of the Issuer and Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e)            Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder and the corresponding Underlying Shares (if any)) may be transferred or assigned. Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) or, with the Issuer’s prior written consent, to another person, provided that (i) such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and (ii) no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

(f)            All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(g)            The Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and to register the Underlying Shares (if any) for resale, and Subscriber shall promptly provide such information as may be reasonably requested. Subscriber acknowledges that the Issuer may file a copy of a form of this Subscription Agreement with the Commission as an exhibit to a periodic report of the Issuer or a registration statement of the Issuer.

(h)            This Subscription Agreement may not be amended, modified or waived except by an instrument in writing signed by each of the parties hereto.

(i)            This Subscription Agreement and its appendices and exhibits constitute the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(j)            Except as otherwise provided herein, this Subscription Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 9(b), Section 9(c) and this Section 9(j) with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(k)            The parties hereto acknowledge and agree that (i) this Subscription Agreement is being entered into in order to induce the Issuer to execute and deliver the Transaction Agreement and (ii) irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Issuer shall be entitled to seek specific enforcement of the Subscriber’s obligations to fund the Purchase Price and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 9(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(l)            In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the documented out-of-pocket costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the documented out-of-pocket costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

(m)            If any provision of this Subscription Agreement or the application of any such provision to any person, entity or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Subscription Agreement.

(n)            No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(o)            This Subscription Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each party forever waives any such defense.

(p)            This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(q)            EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(r)            The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the United States District Court for the Southern District of New York, the Supreme Court of the State of New York and the federal or state appellate courts located in the State of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(s)            This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties or third party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third party beneficiary. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(t)            The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase the Subscribed Shares and the Underlying Shares (if any) pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer or any of its respective subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares and the Underlying Shares (if any) or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authozied representative as of the date first set forth above.

For and on behalf of

BAIRD MEDICAL INVESTMENT HOLDINGS LIMITED

Name: Haimei Wu
Title:Chairwoman and Chief Executive Officer
Address for Notices:
Room 202, 2/F, Baide Building, Building 11, No. 15

Rongtong Street, Yuexiu District, Guangzhou
Attn: Quan Qiu
Email: Qiuquan@baidemed.com

SUBSCRIBER:

GRAND FORTUNE CAPITAL, LLC

Name: Tom Shih

Title: Manager

Address for Notices:

660 Newport Center Drive, Suite 1250
Newport Beach, CA 92660
Attn: Tom Shih, Manager
Email: TShih@paperexcellence.com

Name in which shares are to be registered: GRAND FORTUNE CAPITAL, LLC with a copy (not to constitute notice) to:

YI-CHIN HO
660 Newport Center Drive, Suite 1250 Newport Beach, CA 92660
Email: YiChin.Ho@neo-mei.com

Number for Subscribed Shares:	290,000.00
Purchase Price:	$2,900,000.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Issuer specified by the Issuer in the Closing Notice.

[Signature page to the Subscription Agreement]

ANNEX A

SUMMARY OF KEY TERMS OF THE PREFERRED SHARES

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Subscription Agreement to which this Term Sheet is attached.

Issuer:	Baird Medical Investment Holdings Limited, a Cayman Islands exempted company (the “Issuer”).
Investor:	Grand Fortune Capital, LLC (the “Investor”)
Subscription Amount:	$2,900,000
Preferred Shares:	Series A convertible preferred shares of a par value of $0.0001 each
Subscribed Shares:	290,000 Preferred Shares
Issue Price:	$10.00 per share
No Voting Rights:	The Preferred Shares shall not have any voting rights.
Use of Proceeds:	Proceeds from the sale of the Subscribe Shares will be used to finance the de-SPAC transaction by and among others, the Company, Betters Medical Investment Holdings Limited, Tycoon Choice Global Limited, and ExcelFin Acquisition Corporation, including but not limited to the payment for costs and expenses related to the de-SPAC transaction.
Dividend Rate:	7% per annum, payable in cash annually within 30 days from the issuance of annual audit report by the Issuer, provided that, such dividends shall be payable by the Issuer only if the Issuer’s reported EBITDA for such year is higher than the dividends so calculated. If the Issuer’s reported EBITDA for such year is less than the dividends so calculated and no dividends are paid as a result, such unpaid dividends shall be considered to be rolled into the balance of unpaid dividends to be paid in the following year.
Conversion Price:	On or before the two (2) year anniversary from the date of the Closing Date (the “Conversion Outside Date”), the holder of Preferred Shares shall have the right, by written notice to the Issuer, to convert the Preferred Shares into ordinary shares of the Company of a par value of $0.0001 each (the “Ordinary Shares”) calculated by dividing the subscription price of the Preferred Shares held by such holder (together with accrued but unpaid dividends thereon) by $10.00 (the “Conversion Price”). For the avoidance of doubt, the holder of Preferred Shares may at any time elect to convert all or, from time to time, elect to convert a portion of the Preferred Shares into the Ordinary Shares at the Conversion Price.
Issuer Redemption:

If holder of the Preferred Shares chooses not to or fails to elect to convert the Preferred Shares to Ordinary Shares upon the Conversion Outside Date, the Issuer shall choose to either (i) redeem the outstanding Preferred Shares at a price equal to the accrued but unpaid dividends of such Preferred Shares and 110% of the subscription price of such Preferred Shares in cash (the “Redemption Consideration”), or (ii) to issue such number of Ordinary Shares of the Issuer as calculated by dividing the Redemption Consideration by the lower of: (x) the Conversion Price, and (y) the volume-weighted average price of the Issuer during the 20 trading day period before the Conversion Outside Date.

Redemption at Option of Issuer:	The Issuer may choose to repurchase for cash all or, from time to time, a portion of the Preferred Shares at any time after the Closing Date, at a price equal to 110% of the subscription price of such Preferred Shares (together with accrued but unpaid dividends thereon) in cash.
Right of First Refusal:	Each holder of Preferred Shares shall have the right of first refusal to any future issuance by the Issuer of equity securities on a pro rata basis.
Ranking:	The Issuer shall not issue any equity securities that are senior than the Preferred Shares and shall not incur any financial indebtedness other than in the ordinary course of business, in each case, before the Conversion Outside Date without the written approval from the holders holding majority of Preferred Shares, except where such financing is to be used to redeem all but not a portion of the Preferred Shares in cash.
Fees / Expenses:	The Investor and the Issuer agree to bear their own respective legal, accounting, and other professional fees and expenses incurred in connection with the Subscription Agreement and the transactions contemplated hereby.
Governing Law:	New York

ANNEX B

ACCREDITED INVESTOR QUESTIONNAIRE

Capitalized terms used and not defined in this Annex B shall have the meanings given in the Subscription Agreement to which this Annex B is attached.

The undersigned represents and warrants that the undersigned is an “institutional account” as such term is defined in FINRA Rule 4512(c).

The undersigned represents and warrants that the undersigned is an “accredited investor” as such term is defined in Rule 501(a) (1), (2), (3), (7) or (9) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

☐	(i)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

☐	(ii)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

☐	(iii)	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the Commission under the section 203(l) or (m) of the Investment Advisers Act;

☐	(iv)	An insurance company as defined in section 2(13) of the Exchange Act;

☐	(v)	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;

☐	(vi)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐	(vii)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	(viii)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	(ix)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐	(x)	An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the securities, with total assets in excess of $5,000,000;

☐	(xi)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Issuer;

☒	(xii)	an entity in which all of the equity owners are “accredited investors”;

☐	(xiii)	An entity, of a type not listed in any of the foregoing paragraphs, not formed for the specific purpose of acquiring the securities and owning investments in excess of $5,000,000; and/or

☐	(xiv)	The Subscriber does not qualify under any of the investor categories set forth in (i) through (xiii) above.

2.1            Type of the Subscriber. Indicate the form of entity of the Subscriber:

☐	Limited Partnership	☐	Corporation
☐	General Partnership	☐	Revocable Trust
☐	Other Type of Trust (indicate type):
☒	Other (indicate form of organization):	Limited Liability Company

Subscriber:

Subscriber Name: GRAND FORTUNE CAPITAL, LLC

By:

Signatory Name:	Tom Shih Signatory
Title:	Manager